UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

May 25, 2005
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition

On May 25, 2005, Novell, Inc. ("Novell") issued a press release to report Novell's financial results for the second fiscal quarter ended April 30, 2005. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP adjusted financial information in the press release for the fiscal quarters ended April 30, 2005, January 31, 2005, and April 30, 2004. These non-GAAP disclosures include adjusted income (loss) from operations, adjusted income (loss) before income taxes, adjusted net income (loss), adjusted diluted net income (loss) available to common stockholders, adjusted diluted net income (loss) per common share and adjusted diluted weighted average shares.

We believe the presentation of non-GAAP adjusted financial information presents a useful performance measure because it enables investors to track and compare our core operating performance from one reporting period to another and helps investors better understand management's view of the business. Novell's management also includes non-GAAP financial measures as a component of regular internal operating reports. By making these same measures available in our external reporting, we are able to provide investors with the additional financial measures that management believes reflect its view of the on-going core business, thus improving investors' ability to assess the future prospects of Novell.

We believe the presentation of adjusted income (loss) from operations, which excludes restructuring charges, acquired in-process research and development charges, a gain on a settlement of potential litigation, a gain on the sale of property, plant and equipment, and integration charges, provides useful information to investors regarding our results of operations because these types of charges occur irregularly, are often material, and are not readily capable of being predicted; thus, this presentation shows a more consistent reflection of our core operating performance.

We believe the presentation of adjusted income (loss) before income taxes, which excludes long-term investment impairments as well as the items discussed above, provides useful information to investors regarding our results of operations because of the reasons set forth above. Additionally, the investment impairments are influenced by market valuations, general economic conditions and the performance of the underlying investors. Consequently, these items do not reflect our day-to-day business operations of delivering software and services to customers.

We believe the presentation of adjusted net income (loss), which excludes tax adjustments, including a $12.1 million adjustment related to the cumulative tax effect of a settlement of potential litigation, and the adjustments discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments.

We believe the presentation of adjusted diluted net income (loss) available to common stockholders, which includes convertible debt interest expense and excludes adjustments related to the allocation of earnings to preferred stockholders, a charge for a beneficial conversion feature, and the adjustments discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the other foregoing adjustments.

We believe the presentation of adjusted diluted net income (loss) per common share, which accounts for the items discussed above, provides useful information to investors regarding our results of operations because it assists investors in evaluating the overall net effect of the foregoing adjustments.

We believe the presentation of adjusted diluted weighted average shares provides useful information to investors regarding our results of operations because it assists investors in understanding changes to diluted weighted average shares required by changes between GAAP and non-GAAP net income (loss).

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
99.1	Press Release dated May 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: May 25, 2005	By /s/ Joseph S. Tibbetts, Jr. Senior Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated May 25, 2005